SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: May 14, 2001

Group 1 Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-6355	52-0852578
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification Number)

4200 Parliament Place, Suite 600, Lanham, Maryland	20706-1844
(Address of principal executive offices)	(Zip Code)

(301) 918-0400 (Registrant’s telephone number, including area code)

Items 2.  Acquisition or Disposition of Assets.

     On April 30, 2001, Group 1 Software, Inc., a Delaware corporation (“Group 1”), and TRISENSE Software, Ltd. A Minnesota corporation (“TriSense”) entered into an Agreement for the Purchase and Sales of Assets, filed, herewith, pursuant to which Group 1 has purchased specifically identified assets and assumed specifically identified liabilities of TriSense (the “Purchase”) as of April, 30 2001. In consideration for the Purchase, Group 1 has delivered $1,545,000 in cash and will deliver an additional $6,560,000 payable in installments of principal plus accrued interest at the annual rate of 4.63% with payments of principal and interest totaling $3,280,000 on each of the first and second anniversary dates of closing. The cash consideration for the acquisition was paid from Group 1’s working capital and it is anticipated that future payments will also be made from working capital. Group 1 will account for the transaction as an asset purchase.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

a)	Financial Statements.

The required financial statements will be filed as soon as practable, but not later than 60 days after the filing of this 8k report.

b)	Pro Forma Financial Statements

The required pro forma financial statements will be filed as soon as practical, but not later than 60 days after the filing of this Form 8-K report.

(1)	Press release, April 30, 2001, issued by the Registrant.

(10.59)	Agreement for purchase and sale of assets by and between TriSense Software, Ltd. and Group 1 Software, Inc. dated April 30, 2001.

Item 8. Not Applicable.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Software, Inc. By —————————————— Name: Mark D. Funston Title: Chief Financial Officer

Date: May 14, 2001

EXHIBIT INDEX

Exhibit No.	Description
(1)	Press release, dated April 30, 2001 issued by the Registrant.
(10.59)	Agreement for purchase and sale of assets by and between TriSense Software, Ltd. and
Group 1 Software, Inc. dated April 30, 2001.